Company Contact:
Iron Eagle Group, Inc.
Mr. Jason M. Shapiro, CFA, CPA, J.D.
Executive Vice President of Corporate Strategy
Phone : +1 (917) 969-4845
Email: jasons@ironeaglegroup.com
Website: www.ironeaglegroup.com

FOR IMMEDIATE RELEASE

Iron Eagle Group (IEAG) Announces Appointment of Joseph E. Antonini, Former Director of Shell Oil, Chrysler, and Kmart, to the Board of Directors

New York, NY - July 16, 2010 - Iron Eagle Group, Inc. (OTCQB: IEAG) today announced that it has appointed Joseph E. Antonini to the Board of Directors.

"On behalf of Iron Eagle Group, I am honored to welcome Joseph Antonini to the Board of Directors," stated Jason Shapiro, Co-Founder, Director, and Executive Vice President of Corporate Strategy for Iron Eagle Group. "Joe brings extensive corporate leadership to the company, including expertise in financing, negotiating complex contracts and driving growth." In addition, Iron Eagle will benefit from Joe's active leadership as a board member of major global companies including Chrysler, Kmart and Shell Oil. His corporate governance experience will further assist Iron Eagle on its path toward listing on a senior exchange, such as the NASDAQ or AMEX. While Chairman, President and CEO of Kmart, Joe successfully introduced Martha Stewart, purchased The Sports Authority when it was only a 10-store chain, bought OfficeMax,
and acquired Borders, Inc., when it was only a 22-store chain.   These
were all significantly grown and eventually successfully IPO'ed."

Joseph E. Antonini is the former Chairman, President and CEO of Kmart Corporation, where he worked for over 30 years. At Kmart, Joe rose from his humble beginnings as a management trainee, at the then S.S. Kresge Company in 1964, to Chairman of the giant retail chain in 1987. He is credited with leading Kmart into a new era by launching store renewal programs of unparalleled scope in retail history. They included expansion of the retailer's specialty store concepts, along with introduction of the Kmart Super Center, both contributors to setting new sales and profit records. In the past, Joe has been awarded key positions that include Chairman of the National Retail Federation and the National Minority Supplier Development Council. He has also served on the Board of Directors of Polaroid Corporation, Chrysler Corporation, Shell Oil Company, Ziebart International, NBD Bank (ultimately acquired and merged into Bank One and then JPMorgan Chase), Michigan Bell, Economic Club of Detroit, and as a Trustee for the National Italian American Foundation. He is also a recipient of the Horatio Alger Award. A native of West Virginia, Joe holds a Bachelor of Science degree from West Virginia University. In 1992 he was recognized by the University as its most distinguished alumni.

About Iron Eagle Group, Inc.
Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of experts in construction, government contracting, defense, finance, operations, and business development. Management has created a compelling strategic plan to capitalize on the large market opportunity created by the federal government's stimulus package as well as funds that are flowing down to the state level for projects throughout the United States. Through the public capital markets, Iron Eagle believes it will have the access to capital to support increased needs for construction surety bonds. By executing on its growth strategy, Iron Eagle can achieve significant growth through highly focused targeting of federal, state, and municipal construction projects.

For more information on the company, please visit the Company's website at www.ironeaglegroup.com.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.
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